Exhibit 10

                             AGREEMENT OF AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT
                               AND OTHER DOCUMENTS


     This Agreement of Amendment to Loan and Security Agreement and Other Documents ("Amendment") is effective April 18, 2005 by and among FLEET NATIONAL BANK, a Bank of America Company, and successor in interest to Fleet Capital Corporation, 750 Walnut Avenue, Cranford, New Jersey 07016 ("Lender"), PURE WORLD BOTANICALS, INC., a Delaware Corporation with its chief executive office and principal place of business at 375 Huyler Street, South Hackensack, New Jersey, 07606 ("Borrower"); and PURE WORLD, INC., conducting business at 376 Main Street, PO Box 74, Bedminster, New Jersey 07921 ("Creditor").

RECITALS
--------

     A. Borrower has executed and delivered a certain (i) Revolving Credit Note dated December 22, 2003 in the maximum principal sum of Five Million Dollars ($5,000,000) ("Revolving Credit Note"); (ii) Secured Promissory Note dated December 22, 2003 in the maximum principal sum of Two Million Dollars
($2,000,000) ("Secured Promissory Note") and (iii) Equipment Loan Note dated December 22, 2003 in the maximum principal sum of Five Hundred Thousand Dollars ($500,000) ("Equipment Loan Note"), payable to the order of Lender. The Revolving Credit Note, Secured Promissory Note and Equipment Loan Note are referred to collectively as the "Note."

     B. In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrower to Lender, the Lender and Borrower have executed, among other things, a Loan and Security Agreement dated December 22, 2003 ("Loan Agreement").

     C. In addition to the foregoing documents, the Borrower, Lender and Creditor have executed a certain Subordination Agreement dated December 22, 2003 relating to loans made to the Borrower by the Creditor ("Subordination Agreement").

     D. In addition to the foregoing documents, the Borrower, Lender and/or Creditor have executed or delivered other collateral agreements, certificates and instruments perfecting or otherwise relating to the security interests created. For purposes of convenience, the Note, Loan Agreement, Subordination Agreement and related collateral agreements, certificates and instruments are collectively referred to as the "Loan Documents".

     E. Borrower has requested a modification of the loan evidenced by the Note subject to the Loan Documents.

     F. Lender and Borrower wish to clarify their rights and duties to one another as set forth in the Loan Documents.

     NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS
----------

1. Lender and Borrower and Creditor reaffirm, consent and agree to all of the terms and conditions of the Loan Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Loan Documents are hereby expressly modified by this Amendment.

2. In the case of any ambiguity or inconsistency between the Loan Documents and this Amendment, the language and interpretation of this Amendment is to be deemed binding and paramount.

3. It is agreed and understood that references to Borrowing Base, Borrowing Base Certificate, Eligible Accounts and Eligible Inventory are hereby deleted. The Borrower and Lender agree that the Revolving Credit Loans are no longer based on a borrowing formula and the aggregate of all Revolving Credit Loans may not exceed at any time Five Million ($5,000,000.00) Dollars.

4. The Loan Documents (and any exhibits thereto) are hereby amended as follows:

     A. As to the Loan Agreement:
        ------------------------

     1. The Equipment Loan Amortization Date set forth in paragraph 1.2.2(ii)(2) is hereby amended to December 21, 2005.

     2. Paragraph 2.1.1 is hereby amended to read as follows:

          2.1.1 Rates of Interest. Interest shall accrue on the principal amount
                -----------------
          of the (i) Base Rate Advances outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate and on the LIBOR Advances outstanding at the end of each day at a fixed rate per annum equal to 2.00% plus the LIBOR for the applicable Interest Period; (ii) Term Loan outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate; and (iii) Equipment Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate. The rate of interest applicable to the Base Rate shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

     3. Paragraph 2.6 is hereby deleted in its entirety.

     4. Paragraph 2.7 is hereby amended to read as follows:

          2.7 Appraisal  Fees.  Borrower  shall pay to Lender  appraisal fees in
              ---------------
          accordance with Lender's current schedule of fees in effect from time to time in connection with appraisals and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such appraisals. Such fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower. After the occurrence of an Event of Default, such fees shall be subject to change as Lender shall determine.

     5. Paragraphs 3.1.4, 3.1.5, 3.1.6 and 3.1.7 are hereby added to the Loan Agreement, as follows:

          3.1.4 LIBOR  Advances.  Notwithstanding  the  provisions of subsection
                ---------------
          3.1.1, in the event Borrower desires to obtain a LIBOR Advance, Borrower shall give Lender prior, written, irrevocable notice no later than 11:00 A.M. New York City Time on the 2nd Business Day prior to the requested borrowing date specifying (i) Borrower's election to obtain a LIBOR Advance, (ii) the date of the proposed borrowing (which shall be a Business Day) and (iii) the amount to be borrowed, which amount shall be in a minimum principal amount of $100,000.00 and may increase in integral multiples of $100,000.00. In no event shall Borrower be permitted to have outstanding at any one time LIBOR Advances with more than five (5) different Interest Periods.

          3.1.5  Conversion of Base Rate Advances.  Provided that no Default has
                 ---------------------------------
          occurred which is then continuing, Borrower may, on any Business Day, convert any Base Rate Advance into a LIBOR Advance. If Borrower desires to convert a Base Rate Advance, Borrower shall give Lender not less than two (2) Business Days' prior written notice (prior to 11:00 A.M. New York City Time on such Business Day), specifying the date of such conversion and the amount to be converted. Each conversion into or conversion of a LIBOR Advance shall be in a minimum principal amount of $100,000.00 and may increase in integral multiples of $100,000.00 in excess thereof. After giving effect to any conversion of Base Rate Advances to LIBOR Advances, Borrower shall not be permitted to have outstanding at any one time LIBOR Advances with more than five (5) different Interest Periods.

          3.1.6 Continuation of LIBOR Advances. Borrower shall have the right on
                ------------------------------
          two (2) Business Days' prior irrevocable written notice given to Lender by Borrower (prior to 11:00 A.M. New York City Time on such Business Day), subject to the provisions hereof, to continue any LIBOR Advance into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

               (i) in the case of a continuation of less than all LIBOR Advances, the LIBOR Advances continued shall each be in a minimum principal amount of $100,000.00 and may increase in integral multiples of $100,000.00; and
          (ii) no LIBOR Advance (or portion thereof) may be continued as a LIBOR Advance if a Default has occurred which is then continuing or if, after giving effect to such continuation, Borrower shall have outstanding more than five (5) separate LIBOR Advances in the aggregate.

          If Borrower shall fail to give timely notice of its election to continue any LIBOR Advance or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Advance or portion thereof, unless such LIBOR Advance shall be repaid, shall automatically be converted into a Base Rate Advance at the end of the Interest Period then in effect with respect to such LIBOR Advance.

          3.1.7  Inability  to Make LIBOR  Advances.  Notwithstanding  any other
                 ----------------------------------
          provision  hereof,  if  any  applicable  law,  treaty,  regulation  or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection 3.1.7, the term "Lender" shall include the office or branch where Lender or any corporation or bank then controlling any Lender makes or maintains any LIBOR Advances) to make or maintain its LIBOR Advances, or if with respect to any Interest Period, Lender is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Lender, impracticable to fund therein any of the LIBOR Advances, or make the projected LIBOR unreflective of the actual costs of funds therefor to Lender, the obligation of Lender to make LIBOR Advances hereunder shall forthwith be suspended during the pendency of such circumstances and Borrower shall, if any affected LIBOR Advances are then outstanding, promptly upon request from Lender, convert such affected LIBOR Advances into Base Rate Advances.

     6. Paragraph 3.2.5 is hereby added to the Loan Agreement, as follows:

          3.2.5  Prepayment  of  LIBOR  Advances.  Borrower  may  prepay a LIBOR
                 -------------------------------
          Advance only upon at least three (3) Business Days prior written notice to Lender (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Advance. Borrower shall pay to Lender, upon request of Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Advance on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrower to borrow a LIBOR Advance on the date specified by Borrower's written notice; or (iii) any failure by Borrower to pay a LIBOR Advance on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Lender a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Advance as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Lender upon the prepayment of a LIBOR Advance. If by reason of an Event of Default, Lender elects to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Advance shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment. Borrower may prepay a Base Rate Advance at any time without premium or penalty.

     7. Paragraph 3.8 is hereby amended to read as follows:

          3.8   Increased   Costs.   If  any   law  or   any   governmental   or
                -----------------
          quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of Lender therewith, shall:

               (i) (1) subject Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

               (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

               (iii) impose on Lender or the London interbank market any other condition with respect to any Loan Document;

          and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining Loans hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender deems to be material, then, in any such case, Borrower shall pay Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, to the extent Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR. An officer of Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower, which certification shall include a written explanation of such additional cost or reduction to Borrower. Such certification shall be conclusive absent manifest error. If Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of Lender, be otherwise disadvantageous to Lender.

     8. The following is hereby added as Paragraph 3.9 to the Loan Agreement:

          3.9 Basis for Determining  Interest Rate Inadequate or Unfair.  In the
              ---------------------------------------------------------
          event that Lender shall have determined that:

               (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or

               (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Advance, or a proposed conversion of a Base Rate Advance into a LIBOR Advance; then

               Lender shall give Borrower prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Advance shall be made as a Base Rate Advance, unless Borrower shall notify Lender no later than 10:00 A.M. (New York City Time) two (2) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled, and (ii) any Base Rate Advance which was to have been converted to a LIBOR Advance (which is not able to be made as a result of the conditions in (i) or (ii) above), shall be continued as or converted into a Base Rate Advance.

     9. Paragraph 6.2.5 and Paragraph 6.2.6 are hereby deleted in their entirety.

     10. Paragraph 6.3.1 is hereby amended to read as follows:

               6.3.1  Records  and  Reports of  Inventory.  Borrower  shall keep
                      -----------------------------------
               accurate and complete records of its Inventory. Borrower shall furnish to Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but in no event later than forty-five (45) days after the end of each quarter. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.


     11. Paragraph 8.1.3(ii) is hereby amended to read as follows:

               (ii) not later than forty-five (45) days after the end of each quarter hereafter, and including the last quarter of Borrower's fiscal year, management prepared interim financial statements of Borrower and its Subsidiaries as of the end of such quarter and of the portion of Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

     12. Paragraph 8.1.3(iii) is hereby deleted with no material placed in its stead.

     13. Paragraph 8.1.3(iv) is hereby deleted in its entirety with no material placed in its stead.

     14. Paragraph 8.1.3(v) is hereby amended to read as follows:

               (v) not later than thirty (30) days after the end of each quarter, a detailed Account receivable aging report and Accounts payable aging report as of the last day of the preceding quarter, along with a loan recapitulation report and loan/Accounts receivable reconciliation report substantially in the form of Exhibit R attached hereto and calculation of Accounts that fail to meet the requirements of Eligible Accounts, in form and substance satisfactory to Lender;

     15. The General Definitions in Appendix A for Blocked Account Servicing Agreement and Dominion Account are hereby deleted in their entirety.

     16. The following General Definitions are hereby added to Appendix A:

               Base  Rate  Advances  - any Loan  bearing  interest  computed  by
               --------------------
               reference to the Base Rate.

               Interest  Period - as applicable to any LIBOR  Advance,  a period
               ----------------
               commencing on the date a LIBOR Advance is made, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrower; provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Lender's custom in the market to which such LIBOR Advance relates; (ii) there remains a minimum of one (1) month, two (2) months, three (3) months or six
               (6) months (depending upon which Interest Period Borrower selects) in the Original Term (or any Renewal Term then in effect); and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

               LIBOR - as  applicable to any LIBOR  Advance,  the rate per annum
               -----
               (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by Lender. The principal London office of each of the major London Banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance. In the event that Lender is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a LIBOR Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

               LIBOR Advance - any Loan bearing  interest  computed by reference
               -------------
               to the LIBOR.

               Reserve  Percentage - the maximum aggregate  reserve  requirement
               -------------------
               (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

               London Banking Day - any date on which  commercial banks are open
               ------------------
               for business in London, England.

5. Borrower and the Creditor represent and warrant that there are no defaults or events of default pursuant to or defined in any of the Loan Documents, and that all warranties and covenants which have been made or performed by Borrower or the Creditor in connection with the Loan Documents were true and complete when made or performed.

6. The Loan Documents are hereby amended to provide that a default, breach or failure on the part of either the Borrower or the Creditor to perform any covenant or condition hereunder or an event of default otherwise defined in either this Amendment or any document executed in connection with this Amendment is to be deemed an event of default for purposes of the Loan Documents.

7. All representations, warranties and covenants made by Borrower and Creditor to Lender in the Loan Documents are hereby repeated as though first made expressly in this Amendment, it being understood that the Borrower has provided Lender with an update of current trademark applications.

8. Except as otherwise provided herein, the Loan Documents shall continue in full force and effect, in accordance with their respective terms. The parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents and consent to the terms of this Amendment. Capitalized terms used in this Amendment which are not otherwise defined herein have the meaning ascribed thereto in the Loan Documents.

9. The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender, including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Amendment. The execution of this Amendment is not intended to imply or infer an agreement or consent by Lender to further amend the Loan Documents at any time hereafter.

10. This Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties. This Amendment is not assignable by Borrower or Creditor without the prior written consent of Lender.

11. To the extent that any provision of this Amendment is determined by any court or legislature to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage. If that occurs, it does not have the effect of rendering any other provision of this Amendment invalid or unenforceable. This Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

12. This Amendment may only be changed or amended by a written agreement signed by all of the parties. By the execution of this Amendment, Lender is not to be deemed to consent to any future renewal or extension of the loan.

13. This Amendment is governed by and is to be construed and enforced in accordance with the laws of New Jersey as though made and to be fully performed in New Jersey (without regard to the conflicts of law rules of New Jersey).

14. The parties to this Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Amendment, the enforceability and interpretation of the terms contained in this Amendment and the consummation of the transactions and matters covered by this Amendment.

     THE BORROWER, FOR ITSELF, ITS SUBSIDIARIES (IF ANY), THE CREDITOR AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AMENDMENT OR THE OBLIGATIONS AS AN INDUCEMENT TO THE EXECUTION OF THIS AMENDMENT.

     IN WITNESS WHEREOF, the parties have signed this Amendment.


Attest:                                        PURE WORLD BOTANICALS, INC.


/s/ Andrea O'Connor                            By:/s/ Sue Ann Merrill
-------------------------------------            -------------------------------
         ANDREA O'CONNOR                                SUE ANN MERRILL
         Controller                                     Chief Financial Officer


Attest/Witness                                 PURE WORLD, INC.


/s/ Jeffrey L. Criswell                        By:/s/ Sue Ann Merrill
-------------------------------------            -------------------------------
Print Name:  Jeffrey L. Criswell                        SUE ANN MERRILL
Title: Controller                                       Chief Financial Officer


                                               FLEET NATIONAL BANK,
                                               A Bank of America Company

                                               By:/s/ Stacey Hamilton Sandler
                                                 -------------------------------
                                                        STACEY HAMILTON SANDLER
                                                        Vice President and
                                                        Credit Products Officer











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